Current Report

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2005

Raytech Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9298	06-1182033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 295, Four Corporate Drive, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

203-925-8021

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2005, the registrant, Raytech Corporation (“Raytech”), and Allomatic Products Company, a majority owned subsidiary of Raytech (“Allomatic”), entered into a Stock Purchase Agreement with Raymark Industries, Inc. by its Chapter 11 Trustee (“Raymark”). The transaction will increase Raytech’s indirect ownership of Allomatic from approximately 57% of its outstanding common stock to approximately 96% of its outstanding common stock.

The Agreement provides that Allomatic will purchase the 41,904 shares of Allomatic common stock that are owned by Raymark and, in payment therefor, Allomatic will issue a 10-year unsecured subordinated promissory note in the initial principal amount of $7,200,000 (the “Note”), the terms of which are summarized under Item 2.03 below. The sale of the shares to Allomatic under the Agreement is subject to the approval of the Bankruptcy Court for the District of Connecticut.

Approximately 83% of Raytech’s common stock is owned by the Raytech Corporation Asbestos Personal Injury Settlement Trust (the “PI Trust”). Since the majority of Raymark’s creditors are asbestos-related claimants, it is anticipated that the assets of Raymark will ultimately be transferred to the PI Trust established for those same claimants. Raytech directors Richard Lippe and Archie Dykes are Trustees of the PI Trust and Raytech director Robert Carter is the court-appointed Legal Representative of future claimants under the PI Trust.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Note, which will be issued upon the closing of the transactions contemplated by the Agreement, will be subordinated to Allomatic’s existing and future senior indebtedness, and will bear interest at an annual rate of 8% payable quarterly; one-half of which is payable in cash and one-half of which is payable, at Allomatic’s option, in either cash or by increasing the outstanding principal amount of the Note. Principal payments on the Note are due on each annual anniversary of the issue date of the Note, beginning in 2011, at an annual rate of 3% of the then outstanding principal balance, with a final payment in full in 2015. Allomatic may redeem the Note, in whole or in part, at any time without premium or penalty.

In addition to certain financial reporting requirements, the Note contains net worth and current ratio covenants as well as merger and asset sale limitations, which if not met could cause an event of default permitting the holder of the Note to accelerate the repayment of the entire principal amount and all accrued interest then outstanding under the Note.

9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit 2 (a). Stock Purchase Agreement dated as of January 18, 2005, by and among Allomatic Products Company, Raytech Corporation and Raymark Industries, Inc., by its Chapter 11 Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raytech Corporation
(Registrant)

Date January 21, 2005

(Signature)*

/s/ John B. Devlin
John B. Devlin, Vice President, Treasurer and Chief Financial Officer
*Print name and title of the signing officer under his signature.